Exhibit 10.19

ROBINHOOD MARKETS, INC.
2021 OMNIBUS INCENTIVE PLAN
Approved by the Board of Directors on June 8, 2021
Approved by Stockholders on June 15, 2021
Effective on [●], 2021
1.Purpose. The purpose of the Plan is to provide the Company with the ability to grant equity- and/or cash-based incentives to promote the interests of the Company and its stockholders by (a) attracting and retaining Directors, Officers, Employees and Consultants (including prospective Directors, Officers, Employees and Consultants) and (b) enabling such individuals to participate in the long-term growth and financial success of the Company.
2.Successor to Prior Plans. The Plan is intended to replace the Company’s 2020 Equity Incentive Plan (the “2020 Plan”) which, as of the Effective Date, will automatically be terminated and replaced and superseded by the Plan, except that any awards granted under the 2020 Plan prior to the Effective Date will continue to be subject to the terms of the 2020 Plan and applicable award agreements, including any such terms that are intended to survive the termination of the 2020 Plan or the settlement of such awards, and will remain in effect pursuant to their terms.
3.Definitions. As used herein, the following definitions will apply:
(a)“Administrator” means the Board or any Committee designated by the Board to administer the Plan pursuant to Section 5 hereof.
(b)“Affiliate” means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.
(c)“Applicable Laws” means legal requirements relating to the Plan under U.S. federal and state corporate law, U.S. federal and state securities law, the Code, stock exchange listing requirements and the applicable securities, exchange control, tax and other laws of any non-U.S. country or jurisdiction where Awards are, or will be, granted.
(d)“Award” means, individually or collectively, any award of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, other equity-based Awards and Cash-Based Awards granted under the Plan.
(e)“Award Agreement” means any written or electronic agreement, contract or other instrument or document setting forth the terms and provisions applicable to an Award, including any notice of grant. Each Award Agreement will contain such terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator, in its sole discretion, at the time the Administrator approves the grant of the Award to which the Award Agreement relates. The terms, provisions and conditions of Award Agreements may differ over time and between Participants (including as between Participants receiving the same type of Award).
(f)“Board” means the board of directors of the Company.
(g)“Cash-Based Award “ means an Award granted pursuant to Section 13 that is settled in cash and the value of which is not calculated by reference to the Fair Market Value of a Share.
(h)“Cause” means, with respect to a Participant, (i) the definition of “Cause” (or words of similar import) set forth in the Award Agreement or in a Service Relationship Agreement in effect at the time of the termination of the Participant’s service relationship or (ii) if there is no such Service Relationship Agreement or such term is not defined therein or in the Award Agreement, as determined by the Administrator in good faith, the Participant’s: (A) unauthorized misuse of the trade secrets or proprietary information of the Company or any Affiliate; (B) conviction of or plea of nolo contendere to a felony or a crime involving moral turpitude; (C) commission of an act of fraud against the Company or any Affiliate; (D) gross negligence or willful misconduct in the performance of his or her duties that has had or will have a material adverse effect on the reputation or business of the Company or any Affiliate; (E) breach of any Service Relationship Agreement, which breach causes material harm to the Company; (F) failure to comply with the Company’s written policies or rules, which failure causes material harm to the Company; (G) willful failure to perform his or her assigned duties; or (H) failure to cooperate in good faith with a governmental or internal investigation of the Company, any Affiliate or any of their respective directors, officers or employees, if the Company has requested the Participant’s cooperation.
(i)“Certificate of Incorporation” means the Company’s Amended and Restated Certificate of Incorporation, as may be amended from time to time.
(j)“Change in Control” means the occurrence of any of the following events:
(i)a merger, reorganization, consolidation or similar form of business transaction directly involving the Company or indirectly involving the Company through one or more intermediaries, unless, immediately following such transaction, more than fifty percent (50%) of the voting power of the then-outstanding voting stock or other securities of the Person resulting from consummation of the transaction (which Person may be any Parent that as a result of the transaction owns directly or indirectly the Company and all or substantially all of the Company’s assets) entitled to vote generally in elections of directors of such Person is held by the existing Company stockholders (determined immediately prior to the transaction and related transactions);
(ii)a single transaction or series of related transactions in which a Person (other than any employee benefit plan of the Company or an Affiliate, or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or an Affiliate) is or becomes the beneficial owner (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the outstanding voting power of the Company’s then-outstanding voting securities;
(iii)a single transaction or series of related transactions in which the Company, directly or indirectly, sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to another Person other than an Affiliate;
(iv)at any time during any period of two consecutive years (not including any period prior to the Registration Date) individuals who at the beginning of such period constituted the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority thereof; provided, however, that any individual becoming a member of the Board subsequent to the first day of such period whose election, or nomination for election, by the Company’s stockholders was approved by a vote of at least a majority of the Incumbent Directors shall be considered as though such individual were an Incumbent Director, but excluding, for purposes of this proviso, any such individual whose initial assumption of office occurs as a result of, or in connection with, an actual or threatened proxy contest with respect to the election or removal of Board members or other actual or threatened solicitation of proxies or consents by or on behalf of any Person or Persons (whether or not acting in concert) other than the Board; or
(v)the liquidation or dissolution of the Company.
Notwithstanding anything to the contrary herein or in any Award Agreement, a Change in Control will not be deemed to have occurred by virtue of (A) the consummation of any transaction or series of related transactions immediately following which the holders of the shares of the Company immediately prior to the transaction or series of transactions continue to have substantially the same proportionate ownership and voting power in an entity which owns all or substantially all of the assets of the Company immediately following the transaction or series of transactions, (B) any acquisition of additional securities of the Company or voting power with respect to the Common Stock by any or some combination of the Specified Stockholders (as defined below) after the Registration Date, including as a result of a Permitted Transfer (as defined in the Certificate of Incorporation) or in connection with a transaction or issuance (including pursuant to outstanding equity-based awards) or any other transaction approved by the Board or a Committee thereof, (C) any change in the Specified Stockholders’ voting power with respect to the Common Stock resulting from a conversion of shares of Common Stock reducing the number of shares or votes outstanding or (D) any acquisition or disposition of shares of Class B Common Stock by the Specified Stockholders or change in the total voting power of the Common Stock held by the Specified Stockholders as a result of (x) the conversion of any shares of Common Stock into shares of Class B Common Stock, (y) the conversion of any shares of Class B Common Stock into shares of any other class of Common Stock or (z) any change in the voting power of the holders of the Class B Common Stock, including solely as a result of any decrease in the total number of shares of Common Stock or of any series of class thereof, as applicable, outstanding.
(k)“Class A Common Stock” means the Company’s Class A Common Stock, par value $0.0001 per share.

(l)“Class B Common Stock” means the Company’s Class B Common Stock, par value $0.0001 per share.
(m)“Code” means the U.S. Internal Revenue Code of 1986, as amended.
(n)“Committee” means a committee of the Board appointed in accordance with Section 5 hereof.
(o)“Common Stock” means the Class A Common Stock, the Class B Common Stock or the Company’s Class C common stock, par value $0.0001 per share.
(p)“Company” means Robinhood Markets, Inc., a Delaware corporation, or any successor thereto.
(q)“Consultant” means any natural person, including an advisor, who renders bona fide consulting services to the Company or any Affiliate; provided, however, that a Consultant will include only those persons to whom the issuance of Shares may be registered under Form S-8 promulgated under the Securities Act.
(r)“Director” means a member of the Board.
(s)“Disability” means a Participant’s inability to perform the customary duties of his or her position of employment by reason of any medically determinable physical or mental impairment that can be expected to result in death or that can be expected to last for a continuous period of not less than 12 months. The Administrator may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Participant’s condition.
(t)“Dividend Equivalent” means a credit, made at the discretion of the Administrator or as otherwise provided by the Plan or in the Award Agreement, to the account of a Participant in an amount equal to any ordinary cash dividends paid on one Share for each Share subject to an Award held by such Participant.
(u)“Effective Date” means the effective date of the Plan, as described in Section 17 hereof.
(v)“Employee” means any person who provides services as an employee to the Company or any Affiliate.
(w)“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.
(x)“Fair Market Value” means, as of any relevant date, the value of a Share determined as follows: (i) the closing sales price per Share on such relevant date, as quoted on any established stock exchange or national market system (including, without limitation, the New York Stock Exchange, NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market of The NASDAQ Stock Market) on which the Class A Common

Stock is listed on such relevant date (or the closing bid, if no sales were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; provided, however, that if such relevant date is a non-Trading Day (i.e., a weekend or holiday), the Fair Market Value will be such price on the immediately preceding Trading Day, unless otherwise determined by the Administrator; or (ii) in the absence of an established market for the Class A Common Stock, the Fair Market Value thereof will be determined in good faith by the Administrator in a manner that complies with Applicable Laws. The determination of fair market value for purposes of tax withholding may be made in the Administrator’s discretion subject to Applicable Laws, and is not required to be consistent with the determination of Fair Market Value for other purposes.
(y)“Grant Date” means, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator.
(z)“Incentive Stock Option” means an Option intended to qualify, and which actually qualifies, as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.
(aa) “Non-Employee Director” means a Director who is not an Employee.
(bb) “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.
(cc) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
(dd) “Option” means an option to purchase Shares from the Company granted pursuant to Section 7 hereof.
(ee) “Parent” means a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the Code.
(ff) “Participant” means the holder of an outstanding Award.
(gg) “Performance-Based Award” means any Award (including, for the avoidance of doubt, a Performance Unit) which may be earned in whole or in part upon attainment of performance goals or other performance-based vesting criteria as the Administrator may determine.
(hh) “Performance Period” means the time period during which the performance objectives or other performance-based vesting criteria applicable to a Performance-Based Award must be met.
(ii) “Performance Unit” means an Award granted under Section 11 hereof which may be earned in whole or in part upon attainment of performance goals during the relevant Performance Period as the Administrator may determine. Each Performance Unit represents an unfunded and unsecured obligation of the Company to deliver Shares, cash, other securities, other Awards or other property in accordance with the terms of the applicable Award Agreement.
(jj) “Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, governmental entity or other entity, or a “group” within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act.
(kk) “Plan” means this Robinhood Markets, Inc. 2021 Omnibus Incentive Plan, as may be amended from time to time.
(ll) “Registration Date” means the effective date of the registration statement on Form S-1 filed with the U.S. Securities and Exchange Commission for the initial public offering of the Class A Common Stock.
(mm) “Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 9 hereof.
(nn) “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share granted pursuant to Section 10 hereof. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company to deliver Shares, cash, other securities, other Awards or other property in accordance with the terms of the Award Agreement.
(oo) “Section 409A” means Section 409A of the Code, as amended, including the rules and regulations promulgated thereunder, or any state law equivalent.
(pp) “Securities Act” means the U.S. Securities Act of 1933, as amended, including the rules and regulations promulgated thereunder.
(qq) “Service Provider” means a current or future Employee, Director or Consultant.
(rr) “Service Relationship Agreement” means, as to any Participant, any employment, independent contractor or other agreement with respect to the Participant’s service relationship with the Company or any Affiliate.
(ss) “Share” means a share of Class A Common Stock, as adjusted in accordance with Section 15(a) hereof.
(tt) “Specified Stockholder” means, individually or collectively (in any combination thereof), any Founder (as defined in the Certificate of Incorporation) or a Permitted Entity (as defined in the Certificate of Incorporation) of such Founder.
(uu) “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 8 hereof is designated as a Stock Appreciation Right.

(vv) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.
(ww) “Trading Day” means a day on which the national stock exchange upon which the Class A Common Stock is listed is open for trading.
4.Share Limitations; Certain Provisions Relating to Class A Common Stock.
(a)Stock Subject to the Plan. Subject to the provisions of Section 15(a) hereof and the automatic increase set forth in Section 4(b) hereof, the maximum aggregate number of Shares that may be issued under the Plan is [●]1 Shares, plus (i) any Shares that, as of the Effective Date, have been reserved but not issued pursuant to any awards granted under the 2020 Plan and are not subject to any awards granted thereunder and (ii) any Shares subject to stock options, restricted stock units, or other equity-based awards granted under the 2020 Plan and the Company’s 2013 Stock Plan that, on or after the Effective Date, expire or otherwise terminate without having vested or been exercised in full, are tendered to or withheld by the Company for payment of any applicable exercise price or for tax withholding obligations, or are forfeited to or repurchased by the Company due to failure to vest. In addition, Shares may become available for issuance under the Plan pursuant to Sections 4(b) and (c) hereof. The Shares may be authorized, but unissued, or reacquired Class A Common Stock.
(b)Automatic Share Reserve Increase. Subject to the provisions of Section 15(a) hereof, the number of Shares available for issuance under the Plan will be increased on the first day of each calendar year beginning with (and including) January 1, 2022 and ending with (and including) January 1, 2031, in an amount equal to the lesser of (i) five percent (5%) of the outstanding shares of all classes of Common Stock on the last day of the immediately preceding calendar year and (ii) such number of Shares determined by the Administrator.
(c)Lapsed Awards. If an Award is forfeited, or otherwise expires, terminates or is canceled without the delivery of Shares subject thereto or the Shares subject to such Award are reacquired by the Company pursuant to a forfeiture provision or repurchase right by the Company, then, in each case, the number of Shares subject to such Award that were not issued or that were reacquired, as applicable, will remain available for future grant or sale under the Plan (unless the Plan has terminated). With respect to Stock Appreciation Rights, only Shares actually issued (i.e., the net Shares issued) pursuant to a Stock Appreciation Right will cease to be available under the Plan and all remaining Shares under Stock Appreciation Rights will
1 This blank shall be completed with the number that is equal to eleven percent (11%) of the outstanding shares of all classes of Common Stock on the Registration Date (after giving effect to (i) the issuance of shares of Class A Common Stock in the Company’s initial public offering (the “IPO”), (ii) the automatic conversion, immediately prior to the IPO, of all of the Company’s outstanding redeemable preferred stock into shares of Class A Common Stock, (iii) the automatic conversion, upon the IPO, of all of the Company’s outstanding Tranche I convertible notes and Tranche II convertible notes into shares of Class A Common Stock and (iv) the vesting and net settlement, upon the IPO, of restricted stock units into shares of Class A Common Stock with respect to restricted stock units that were granted prior to the IPO under other plans of the Company and for which the service-based and liquidity-based conditions were satisfied in connection with the IPO). When such amount becomes determinable, the Company’s Secretary is authorized to insert the numeral so determined into the text accompanying this footnote, and to delete this footnote.

remain available for future grant or sale under the Plan (unless the Plan has terminated). Shares used to pay the exercise price of an Award or to satisfy the tax withholding obligations related to an Award will remain or become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing and, subject to adjustment as provided in Section 15(a) hereof, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options is 400,000,000.
(d)Share Reserve; Source of Shares. The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan. The Shares issuable under the Plan will be authorized but unissued or forfeited shares, treasury shares or shares reacquired by the Company in any manner.
(e)Substitute Awards. Awards may, in the discretion of the Administrator, be granted in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or any of its Affiliates or with which the Company or any of its Affiliates combines (“Substitute Awards”). The number of Shares underlying any Substitute Awards will not be counted against the maximum number of Shares available for issuance under the Plan; provided, however that Substitute Awards issued or intended as Incentive Stock Options will be counted against the maximum number of Shares available for Incentive Stock Options under the Plan; provided, further that any Shares underlying any Substitute Awards that are forfeited or otherwise expire, terminate or are canceled or reacquired, will not become available for issuance under the Plan.
(f)Non-Employee Director Limitations. No Non-Employee Director may be paid, issued or granted, in any calendar year, cash compensation and equity awards with an aggregate value greater than $1,000,000 (with the value of each equity award based on its grant date fair value (determined in accordance with U.S. generally accepted accounting principles) and counted toward this limit for the year in which it was granted). Any cash compensation paid or equity awards granted to an individual for his or her services as an Employee or as a Consultant (other than as an Non-Employee Director) or any cash compensation paid or equity awards granted to an individual prior to the Effective Date, in each case, will not count for purposes of the limitation under this Section 4(f). Any cash compensation that is deferred will be counted toward this limit for the calendar year in which it was first earned, and not when paid or settled if later.
5.Administration.
(a)General. The Plan will be administered by the Board and/or a Committee appointed by the Board, which committee will be constituted to comply with Rule 16b-3 of the Exchange Act and other Applicable Laws. Nothing in such appointment shall preclude the Board from itself taking any administrative action set forth herein, except where such action is required by Applicable Laws to be taken by a Committee.
(b)Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee,

the Administrator will have the authority, in its discretion: (i) to determine the Fair Market Value; (ii) to select the Service Providers to whom Awards may be granted; (iii) to determine the number and class of shares to be covered by each Award; (iv) to approve forms of Award Agreement for use under the Plan; (v) to determine, modify and amend from time to time the terms and conditions, not inconsistent with the terms of the Plan (including Section 18 hereof), of any Award granted hereunder, which terms and conditions may differ among individual Awards and Participants; (vi) to determine the vesting, exercisability, transferability and payment of Awards, including the authority to accelerate the vesting of Awards or waiving of applicable restrictions or limitations; (vii) to determine, subject to Applicable Laws, that vesting of an Award is earned only through service and therefore that vesting of such Award shall be paused during the holder’s approved leave of absence from service to the Company or any Affiliate (but, to the extent necessary to comply with Section 409A, only if such a provision is included in the Award Agreement relating to such Award at the time of grant); (viii) to construe and interpret the terms of the Plan and Awards; (ix) to prescribe, amend and rescind rules and regulations relating to the Plan, including adopting sub-plans to the Plan, for the purposes of facilitating compliance with non-U.S. laws, easing the administration of the Plan and/or taking advantage of tax-favorable treatment for Awards granted to Service Providers outside the U.S., in each case as the Administrator may deem necessary or advisable; (x) to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award; and (xi) to make all other determinations deemed necessary or advisable for administering the Plan.
(c)Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.
(d)Indemnification. No Director, the Administrator or any Employee (each such person, a “Covered Person”) will be liable for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award. Each Covered Person will be indemnified and held harmless by the Company from and against (i) any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement and (ii) any and all amounts paid by such Covered Person, with the Company’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person; provided, however, that the Company will have the right, at its own expense, to assume and defend any such action, suit or proceeding, and, once the Company gives notice of its intent to assume the defense, the Company will have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification will not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s Certificate of

Incorporation or Bylaws, in each case, as may be amended from time to time. The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.
(e)Delegation of Authority. The Administrator may delegate, on such terms and conditions as it determines in its sole and plenary discretion, to (i) the Chief Executive Officer of the Company who also serves as a Director or (ii) one or more senior officers of the Company, in each case, the authority to make grants of Awards to Service Providers (other than any officer subject to Section 16 of the Exchange Act) and all necessary and appropriate decisions and determinations with respect thereto.
6.Eligibility. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, other equity-based Awards and Cash-Based Awards may be granted to Service Providers. Incentive Stock Options may be granted only to Employees of the Company or any Parent or Subsidiary of the Company.
7.Options.
(a)Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Service Providers at any time and from time to time as determined by the Administrator, in its sole discretion, and as evidenced in an Award Agreement. The Administrator will have the authority to determine (i) subject to Section 4 hereof, the number of Shares subject to each Option to be granted to a Participant, (ii) whether each Option will be an Incentive Stock Option or a Nonqualified Stock Option and (iii) the terms and conditions of each Option, including the vesting criteria, term, methods of exercise and methods and form of settlement.
(b)Limitations. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, (i) to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary of the Company) exceeds $100,000, such Options will be treated as Nonstatutory Stock Options (and for purposes of this Section 7(b), Incentive Stock Options will be taken into account in the order in which they were granted and Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted), and (ii) any Options granted after June 8, 2031 (which is the tenth annual anniversary of the date on which the Board first approved the Plan) will be treated as Nonstatutory Stock Options.
(c)Term of Option. Except as otherwise set forth in the Award Agreement, the term of each Option will be 10 years from the Grant Date (or, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, five years from the Grant Date).
(d)Exercise Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option will not be less than one hundred percent (100%) of the Fair Market Value per Share on the Grant Date; provided, however, that, in the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the per Share exercise price will be no less than one hundred and ten percent (110%) of the Fair Market Value per Share on the Grant Date. Notwithstanding the foregoing, an Option may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the Grant Date pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.
(e)Exercise Period. Each Option will be exercisable at such times, in such manner and subject to such terms and conditions as the Administrator may, in its sole discretion, specify in the Award Agreement or thereafter.
(f)Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. Such consideration may consist entirely of: (i) cash; (ii) check; (iii) promissory note, to the extent permitted by Applicable Laws; (iv) other Shares; provided, however, that such other Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised; provided, further, that accepting such other Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (v) consideration received by the Company under a broker-assisted (or other) cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (vi) by net exercise; (vii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (viii) any combination of the foregoing methods of payment.
(g)Procedure for Exercise; Rights as a Stockholder. An Option may not be exercised for a fraction of a Share. An Option will be deemed exercised when the Company receives: (i) a notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option and (ii) full payment for the Shares with respect to which the Option is exercised (together with any applicable withholding taxes) in accordance with Section 7(f) hereof and the Award Agreement. Shares issued upon exercise of an Option will be issued in the name of (or in street name for the account of) the Participant or, if required under Applicable Laws, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15(a) hereof.
(h)Post-Termination Exercise Period. Except as otherwise set forth in the Award Agreement or as otherwise determined by the Administrator and subject to the provisions of Section 15 hereof, if a Participant ceases to be a Service Provider, the Participant (or, in the case of death, the Participant’s designated beneficiary, as designated prior to the Participant’s death in a form acceptable to the Administrator, to the extent the Administrator has permitted such designation and subject to Applicable Laws) may exercise his or her Option (to the extent such Award was exercisable on the termination date) within the following period following the termination of the Participant’s status as a Service Provider: (i) three months following a termination of the Participant’s status as a Service Provider, other than as a result of the Participant’s death or Disability; (ii) 12 months following a termination of the Participant’s status as a Service Provider due to the Participant’s Disability; and (iii) 12 months following a termination of the Participant’s status as a Service Provider due to the Participant’s death.
(i)No Stockholder Rights. A Participant will have no voting rights with respect to Shares subject to an Option until the date of the issuance of such Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).
(j)Requirement of Notification upon Disqualifying Disposition. If any Participant makes any disposition of Shares delivered pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions) or any successor provision of the Code, such Participant will promptly notify the Company of such disposition.
8.Stock Appreciation Rights.
(a)Grant of Stock Appreciation Rights. Subject to the terms and provisions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as determined by the Administrator, in its sole discretion, and as evidenced in an Award Agreement. The Administrator will have the authority to determine (i) subject to Section 4 hereof, the number of Shares subject to each Stock Appreciation Right to be granted to a Participant and (ii) the terms and conditions of each Award of Stock Appreciation Right, including the vesting criteria, term, methods of exercise and methods and form of settlement.
(b)Term of Stock Appreciation Right. Except as otherwise set forth in the Award Agreement, the term of each Stock Appreciation Right will be 10 years from the Grant Date.
(c)Exercise Price. The per Share exercise price for the Shares to be issued pursuant to exercise of a Stock Appreciation Right will not be less than one hundred percent (100%) of the Fair Market Value per Share on the Grant Date. Notwithstanding the foregoing, a Stock Appreciation Right may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the Grant Date pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

(d)Exercise Period. Each Stock Appreciation Right will be exercisable at such times, in such manner and subject to such terms and conditions as the Administrator may, in its sole discretion, specify in the Award Agreement or thereafter.
(e)Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount equal to the product of (i) the difference between the Fair Market Value of a Share on the date of exercise over the applicable exercise price and (ii) the number of Shares with respect to which the Stock Appreciation Right is exercised. At the discretion of the Administrator, the payment upon the exercise of a Stock Appreciation Right may be in cash, in Shares of equivalent value, or in some combination thereof.
(f)No Stockholder Rights. A Participant will have no voting rights with respect to Shares subject to a Stock Appreciation Right until the date of the issuance of such Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).
9.Restricted Stock.
(a)Grant of Restricted Stock. Subject to the terms and provisions of the Plan, Shares of Restricted Stock may be granted to Service Providers at any time and from time to time as determined by the Administrator, in its sole discretion, and as evidenced in an Award Agreement. The Administrator will have the authority to determine (i) subject to Section 4 hereof, the number of Shares of Restricted Stock to be granted to a Participant and (ii) the terms and conditions of each Award of Restricted Stock, including the vesting criteria.
(b)Transferability and Other Restrictions. Except as provided in this Section 9 or the Award Agreement, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the lapse of applicable restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate. The Administrator may require that the Participant deposit in escrow with the Company (or its designee) any stock certificates issued in respect of Shares of Restricted Stock, together with a stock power endorsed in blank, to hold in escrow until applicable restrictions have lapsed or terminated, and the Administrator may cause a legend or legends referencing such restrictions to be placed on such certificates.
(c)Stockholder Rights; Dividends. Unless the Administrator determines otherwise, a Participant holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares and will be entitled to receive all dividends paid with respect to such Shares. If any such dividends are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.
(d)Section 83(b) Election. If a Participant makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which such Participant would otherwise be taxable under Section 83(a) of the Code, such Participant will be required to deliver a copy of such election to the Company promptly after filing such election with the U.S. Internal Revenue Service along with proof of the timely filing thereof.
10.Restricted Stock Units.
(a)Grant of Restricted Stock Units. Subject to the terms and provisions of the Plan, Restricted Stock Units may be granted to Service Providers at any time and from time to time as determined by the Administrator, in its sole discretion, and as evidenced in an Award Agreement. The Administrator will have the authority to determine (i) subject to Section 4 hereof, the number of Restricted Stock Units to be granted to a Participant and (ii) the terms and conditions of each Award of Restricted Stock Units, including the vesting criteria and methods and form of settlement.
(b)Form and Timing of Settlement. Payment of vested Restricted Stock Units will be at the time or times specified in the Award Agreement. The Administrator, in its sole discretion, may only settle vested Restricted Stock Units in the form of cash, Shares or a combination thereof.
(c)No Stockholder Rights; Dividend Equivalents. A Participant will have no voting rights with respect to Shares subject to Restricted Stock Units until the date of the issuance of such Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Administrator, in its discretion, may provide in the Award Agreement (or thereafter) that the Participant will be entitled to receive Dividend Equivalents with respect to Shares underlying outstanding Restricted Stock Units held by such Participant if and when ordinary cash dividends are paid to stockholders on Shares. Dividend Equivalents will be subject to the same terms and conditions, including but not limited to vesting conditions, and will be settled at the same time as the Restricted Stock Units with respect to which such Dividend Equivalents are granted. Settlement of Dividend Equivalents may be made in cash, Shares, or a combination thereof as determined by the Administrator.
11.Performance Units.
(a)Grant of Performance Units. Subject to the terms and provisions of the Plan, Performance Units may be granted to Service Providers at any time and from time to time as determined by the Administrator, in its sole discretion, and as evidenced in an Award Agreement. The Administrator will have the authority to determine (i) subject to Section 4 hereof, the number of Shares subject to Performance Units to be granted to a Participant and (ii) the terms and conditions of each Award of Performance Units, including the performance and other vesting criteria and methods and form of settlement. The Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units that will be paid out to the Service Providers.

(b)Form and Timing of Settlement. Payment of earned and vested Performance Units will be made at the time or times specified in the Award Agreement. The Administrator, in its sole discretion, may settle earned and vested Performance Units in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned and vested Performance Units at the close of the applicable Performance Period) or in a combination thereof.
(c)No Stockholder Rights; Dividend Equivalents. A Participant will have no voting rights with respect to Shares subject to Performance Units until the date of the issuance of such Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Administrator, in its discretion, may provide in the Award Agreement (or thereafter) that the Participant will be entitled to receive Dividend Equivalents with respect to Shares underlying outstanding Performance Units if and when ordinary cash dividends are paid to stockholders on Shares. Dividend Equivalents will be subject to the same terms and conditions, including but not limited to vesting conditions (including performance criteria), and will be settled at the same time as the Performance Units with respect to which such Dividend Equivalents are granted. Settlement of Dividend Equivalents may be made in cash, Shares, or a combination thereof as determined by the Administrator.
12.Other Equity-Based Awards. Subject to the provisions of the Plan, other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based upon, Shares may be granted under the Plan at any time and from time to time, as determined by the Administrator, in its sole discretion, and as evidenced in an Award Agreement. The Administrator will have the authority to determine (a) subject to Section 4 hereof, the number of shares subject to other equity-based Awards to be granted to a Participant and (b) the terms and conditions of each other equity-based Award, including the vesting criteria and methods and form of settlement.
13.Cash-Based Awards. Subject to the provisions of the Plan, cash-based Awards that have a value payable in cash and are not based on the Fair Market Value of a Share may be granted under the Plan at any time and from time to time, as determined by the Administrator, in its sole discretion, and as evidenced in an Award Agreement. The Administrator will have the authority to determine (a) subject to Section 4(f) hereof, the amount of Cash-Based Awards to be granted to a Participant and (b) the terms and conditions of each Cash-Based Award, including the vesting criteria and methods of payment.
14.Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

15.Adjustments; Change in Control.
(a)Adjustments. (i) In the event of any extraordinary dividend or other extraordinary distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, exchange of Shares or other securities of the Company or other change in the corporate structure of the Company affecting the Shares, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, shall equitably adjust the number and class of Shares that may be delivered under the Plan, the numerical Share limits in Section 4 hereof and/or the terms of any outstanding Award, including, to the extent applicable, the number and class of Shares or the number and kind of other securities subject to such Award, the exercise price with respect to such Award and any performance goal, target or measure; provided, however, that the Administrator shall determine the method and manner in which to effect such equitable adjustment.
(ii)In the event that the Administrator determines in its discretion that an adjustment is appropriate or desirable upon (A) any reorganization, merger, consolidation, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affecting the Shares or the financial statements of the Company or any Affiliate (including any Change in Control), or (B) any changes in Applicable Laws, then the Administrator may (1) in such manner as it may deem appropriate or desirable, equitably adjust any or all of (x) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, including the numerical Share limits in Section 4 hereof, and/or (y) the terms of any outstanding Award, including, to the extent applicable, the number and class of Shares or the number and kind of other securities subject to such Award, the exercise price with respect to such Award and any performance goal, target or measure, (2) make provision for a cash payment to the holder of an outstanding Award in consideration for the cancelation of such Award, including, in the case of an outstanding Option or Stock Appreciation Right, a cash payment to the holder of such Award in consideration for the cancelation of such Award in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Administrator) of the Shares subject to such Award over the aggregate exercise price of such Option or Stock Appreciation Right, (3) if deemed appropriate or desirable by the Administrator, cancel and terminate any Option or Stock Appreciation Right having a per share exercise price equal to, or in excess of, the Fair Market Value of a Share subject to such Award (as of a date specified by the Administrator) without any payment or consideration therefor or (4) provide for a substitution or assumption of Awards, accelerating the exercisability of, lapse of restrictions on, or termination of, Awards or providing for a period of time for exercise prior to the occurrence of such event.
(iii)Except as otherwise determined by the Administrator, any adjustment in Incentive Stock Options under this Section 15(a) (other than any cancellation of Incentive

Stock Options) will be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section 15(a) will be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 of the Exchange Act. The Administrator will give each Participant notice of an adjustment under this Section 15(a) and, upon such notice, such adjustment will be conclusive and binding for all purposes.
(b)Change in Control. (i) Unless otherwise determined by the Administrator or otherwise provided in the Award Agreement, in the event of a Change in Control in which no provision is made for (x) assumption of Awards previously granted or (y) substitution for such Awards of new awards covering stock of a successor corporation or its Parent or any of its Subsidiaries with appropriate adjustments as to the number and kinds of shares and the exercise prices, if applicable, (A) any outstanding Options or Stock Appreciation rights then held by Participants that are unexercisable or otherwise unvested will automatically be deemed exercisable or otherwise vested, as the case may be, as of immediately prior to such Change in Control, and in accordance with this Section 15(b), the Administrator will have authority to (1) make provision for a cash payment to the holder of such Option or Stock Appreciation Rights in consideration for the cancelation of such Option or Stock Appreciation Rights in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Administrator) of the Shares subject to such Option or Stock Appreciation Right over the aggregate exercise price of such Option or Stock Appreciation Right or (2) if deemed appropriate or desirable by the Administrator, cancel and terminate any Option or Stock Appreciation Right having a per-Share exercise price equal to, or in excess of, the Fair Market Value of a Share subject to such Option or Stock Appreciation Right (as of a date specified by the Administrator) without any payment or consideration therefor, (B) all Performance-Based Awards will automatically vest as of immediately prior to such Change in Control as if the date of the Change in Control were the last day of the applicable Performance Period, at either the target or actual level of performance (as determined by the Administrator), and will be paid out as soon as practicable following such Change in Control (in cash, securities or other property) or such later date as may be required to comply with Section 409A, to the extent Section 409A is or is likely to become applicable to any Participant and (C) all other outstanding Awards (i.e., other than Options, Stock Appreciation Rights and Performance-Based Awards) then held by Participants that are unexercisable, unvested or still subject to restrictions or forfeiture, will automatically be deemed exercisable and vested and all restrictions and forfeiture provisions related thereto will lapse as of immediately prior to such Change in Control and will be paid out (in cash, securities or other property) within 30 days following such Change in Control or such later date as may be required to comply with Section 409A, to the extent Section 409A is or is likely to become applicable to such Participants.
(ii)Unless otherwise determined by the Administrator or otherwise provided in the Award Agreement or Service Relationship Agreement, if within 12 months following a Change in Control in which the acquirer assumes Awards previously granted or substitutes Awards for new awards covering stock of a successor corporation or its Parent or any of its Subsidiaries in the manner set forth in Section 15(b)(iii) hereof, a Participant’s service relationship is terminated by the Company (or its successor) without

Cause, (A) any outstanding Options or Stock Appreciation Rights then held by such Participant that are unexercisable or otherwise unvested will automatically be deemed exercisable or otherwise vested, as the case may be, as of the date of such termination, and will remain exercisable until the earlier of the expiration of the existing term of such Option or Stock Appreciation Right and 90 days following the date of such termination, (B) all Performance-Based Awards then held by such Participant will automatically vest as of the date of such termination, as if such date were the last day of the applicable Performance Period, at either the target or actual level of performance (as determined by the Administrator), and such deemed earned amount will be paid out as soon as practicable following such termination (in cash, securities or other property) or such later date as may be required to comply with Section 409A, to the extent Section 409A is or is likely to become applicable to such Participant and (C) all other outstanding Awards (i.e., other than Options, Stock Appreciation Rights and Performance-Based Awards) then held by such Participant that are unexercisable, unvested or still subject to restrictions or forfeiture, will automatically be deemed exercisable and vested and all restrictions and forfeiture provisions related thereto will lapse as of the date of such termination and will be paid out (in cash, securities or other property) as soon as practicable following such date of termination or such later date as may be required to comply with Section 409A, to the extent Section 409A is or is likely to become applicable to such Participant.
(iii)For the purposes of this Section 15(b), an Award will be considered assumed or substituted if appropriate adjustments are made to the number and kind of shares and exercise prices, if applicable, as the Administrator determines will preserve the material terms and conditions of such Award as in effect immediately prior to the Change in Control, including with respect to vesting schedule, intrinsic value of the Award (if any) as of the Change in Control, transferability of shares underlying such Award and that, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Class A Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit or Performance-Based Award for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Class A Common Stock in the Change in Control.
(iv)With respect to an Award that constitutes deferred compensation within the meaning of Section 409A, to the extent Section 409A is or is likely to become applicable to the Participant holding such Award, payment or settlement of such Award may accelerate upon a Change in Control for purposes of the Plan or any Award

Agreement only if such Change in Control also constitutes a “change in ownership”, “change in effective control” or “change in the ownership of a substantial portion of the Company’s assets” as defined under Section 409A (it being understood that vesting of the Award may accelerate upon a Change in Control, even if payment or settlement of the Award may not accelerate pursuant to this sentence).
16.Tax Matters.
(a)Withholding. The Company or any Affiliate will have the right and is hereby authorized to withhold from any Award grant or payment due under the Plan or from any compensation or other amount owing to a Participant, the value (in cash, Shares, other securities, other Awards or other property) of any applicable tax or other withholding amounts in respect of any aspect of an Award, and to take such other action as may be necessary or appropriate in the opinion of the Administrator or the Company to satisfy any obligation, in whole or in part, for the payment of such taxes. Such other actions may include, without limitation, the requirement that the Participant, or the Company on behalf of the Participant, execute a market sale of Shares or other consideration received pursuant to the Award. The Administrator is hereby authorized (but not required) to establish procedures for elections by Participants to satisfy such obligation for the payment of such taxes by payment of cash, by delivery of or transfer of Shares to the Company (in a manner limited so as to avoid adverse accounting treatment for the Company), or by directing the Company to retain Shares (that would otherwise be deliverable in connection with the Award) with a value sufficient to cover the amount of taxes to be withheld (as such withholding amount may be determined by the Administrator or, if and to the extent the Administrator may allow, elected by the Participant, based on a withholding rate no less than the Participant’s minimum statutory tax withholding rate and no greater than the maximum statutory tax rate, in each case, applicable in the Participant’s jurisdiction(s)) (in a manner limited so as to avoid adverse accounting treatment for the Company and permitted under applicable withholding rules promulgated by the U.S. Internal Revenue Service or other applicable governmental entity in a Participant’s jurisdiction(s)).
(b)Compliance With Section 409A. (i) The Plan and each Award Agreement under the Plan are intended to meet the requirements of Section 409A and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Section 409A, the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A in order to avoid taxes or penalties under Section 409A.
(ii)No Participant or the creditors or beneficiaries of a Participant will have the right to subject any deferred compensation (within the meaning of Section 409A) payable under the Plan to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A, any deferred compensation (within the meaning of Section 409A) payable to any Participant or for the benefit of any Participant under the Plan may not be reduced by, or offset against, any amount owing by any such Participant to the Company or any of its Affiliates.
(iii)If, at the time of a Participant’s separation from service (within the meaning of Section 409A), (A) such Participant will be a specified employee (within the meaning of Section 409A and using the identification methodology selected by the Company from time to time) and (B) the Company will make a good-faith determination that an amount payable pursuant to an Award constitutes deferred compensation (within the meaning of Section 409A), the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A in order to avoid taxes or penalties under Section 409A, then the Company will not pay such amount on the otherwise scheduled payment date but will instead pay it on the first business day after such six-month period. Such amount will be paid without interest, unless otherwise determined by the Administrator, in its discretion, or as otherwise provided in any Award Agreement or written employment, retention, consulting or similar agreement between the Company and the relevant Participant.
(iv)Notwithstanding any provision of the Plan to the contrary, in light of the uncertainty with respect to the proper application of Section 409A, the Administrator reserves the right to make amendments to any Award as the Administrator deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A. In any case, a Participant will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on such Participant or for such Participant’s account in connection with an Award (including any taxes and penalties under Section 409A), and neither the Company nor any of its Affiliates will have any obligation to indemnify or otherwise hold such Participant harmless from any or all of such taxes or penalties.
17.Term of Plan. Following its adoption by the Board, the Plan will be submitted for approval by the Company’s stockholders.  Subject to such stockholder approval having been obtained, the Plan will become effective immediately prior to the Registration Date. It will continue in effect for a term of 10 years from the Effective Date, unless terminated earlier under Section 18 hereof.
18.Amendment and Termination.
(a)Amendments to the Plan. The Plan may be amended, modified, suspended or terminated by the Board without the approval of the Company’s stockholders, unless stockholder approval for such action is required under Applicable Laws. Unless otherwise provided in the Award Agreement, no amendment, modification, suspension or termination of the Plan may, without the consent of the Participant, materially and adversely affect the rights of such Participant (or his or her transferee) under any Award held by such Participant. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted prior to the date of such termination.

(b)Amendments to the Award. The Administrator may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any Award; provided, however, that, except as set forth in the Plan (including Section 16(b)(iv) hereof), unless otherwise provided in the Award Agreement, any such waiver, amendment, alteration, suspension, discontinuance, cancelation or termination that would materially and adversely impair the rights of any Participant or any holder or beneficiary of any Award will not to that extent be effective without the consent of the applicable Participant, holder or beneficiary. Without approval by the Company’s stockholders, the Administrator may (i) reprice Options or Stock Appreciation Rights (and where such repricing is a reduction in the Exercise Price of outstanding Options or Stock Appreciation Rights, the consent of the affected Participants is not required provided written notice is provided to them notwithstanding any adverse tax consequences to them arising from the repricing) and (ii) with the consent of the respective Participants (unless not required pursuant to Section 15(a)), pay cash or issue new Awards in exchange for the surrender and cancellation of any, or all, outstanding Awards.
19.Conditions Upon Issuance of Shares.
(a)Legal Compliance. Shares will not be issued pursuant to an Award unless the exercise or vesting of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.
(b)Investment Representations. As a condition to the exercise or vesting of an Award, the Company may require the person exercising or vesting in such Award to represent and warrant at the time of any such exercise or vesting that the Shares are being acquired only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is necessary or appropriate to comply with Applicable Laws.
20.Inability to Obtain Authority. If the Company determines it to be impossible or impractical to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any registration or other qualification of the Shares under any Applicable Laws, which authority, registration, qualification or rule compliance is deemed by the Company’s counsel to be necessary or advisable for the issuance and sale of any Shares hereunder, the Company is under no obligation to register or qualify, or seek approval or clearance for the issuance of, the Shares with any regulatory body and the Company will be relieved of any liability in respect of the failure to sell or deliver otherwise issuable Shares as to which such requisite authority, registration, qualification or rule compliance will not have been obtained.
21.Clawback Policy. Notwithstanding any provisions to the contrary under the Plan, Awards will be subject to the Company’s clawback or recoupment policy as may be established and/or amended from time to time (the “Clawback Policy”). The Administrator may require a Participant to forfeit, return or reimburse the Company all or a portion of the Award and any amounts paid thereunder pursuant to the terms of the Clawback Policy or as necessary or appropriate to comply with Applicable Laws.

22.Governing Law. The Plan will be governed by, and construed in accordance with, the laws of the State of Delaware in the United States, as such laws are applied to contracts entered into and performed in such State and without regard to such State’s conflict of laws rules. For purposes of any action, lawsuit or other proceedings brought to enforce this Agreement, relating to it, or arising from it, the parties hereby submit to and consent to the sole and exclusive jurisdiction of the courts of San Mateo County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.
23.Severability. If any provision of the Plan is or becomes or is deemed to be invalid, illegal, or unenforceable for any reason in any jurisdiction or as to any Participant, such invalidity, illegality or unenforceability will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as to such jurisdiction or Participant as if the invalid, illegal or unenforceable provision had not been included.
24.No Right to Continued Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider, nor will they interfere in any way with the right of the Participant or the Company (or any Affiliate) to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.
25.Compliance with Applicable Laws. The terms of this Plan are intended to comply with all Applicable Laws and will be construed accordingly.
26.Non-U.S. Participants. Notwithstanding any provision of the Plan to the contrary, to comply with the laws in countries outside the United States in which the Company and its Affiliates operate or in which Participants work or reside, the Administrator, in its sole discretion, will have the power and authority to: (i) determine which Participants outside the United States will be eligible to participate in the Plan; (ii) modify the terms and conditions of any Award granted to Participants outside the United States; (iii) establish sub-plans and modify exercise procedures and other terms and procedures and rules, to the extent such actions may be necessary or advisable, including adoption of rules, procedures or sub-plans applicable to particular Affiliates or Participants in particular locations; provided that no such sub-plans and/or modifications shall take precedence over Section 4 of the Plan or otherwise require stockholder approval; and (iv) take any action, before or after an Award is granted, that it deems advisable to obtain approval or to facilitate compliance with any necessary local governmental regulatory exemptions or approvals. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules, procedures and sub-plans with provisions that limit or modify rights on eligibility to receive an Award under the Plan or on death, Disability, retirement or other termination of employment, available methods of exercise or settlement of an Award, payment of income, social insurance contributions and payroll taxes, the shifting of employer tax or social insurance contribution liability to a Participant, the withholding procedures and handling of any Share certificates or other indicia of ownership. Notwithstanding the foregoing, the Board may not take any actions hereunder, and no Awards shall be granted, that would violate Applicable Laws.

27.Headings and Construction. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings will not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof. Whenever the words “include”, “includes” or “including” are used in the Plan, they will be deemed to be followed by the words “but not limited to”, and the word “or” will not be deemed to be exclusive. Pronouns and other words of gender will be read as gender-neutral. Words importing the plural will include the singular and the singular will include the plural.